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                                                             EXHIBIT NO. 99.1(b)
                             MFS INSTITUTIONAL TRUST

                     MFS INSTITUTIONAL EMERGING EQUITY FUND
                      MFS INSTITUTIONAL MID CAP GROWTH FUND
                         MFS INSTITUTIONAL RESEARCH FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated August 12, 2003, as amended, (the "Declaration"), of MFS Institutional Trust (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Institutional Emerging Equity Fund, MFS Institutional Mid Cap Growth Fund, and MFS Institutional Research Fund, each a series of the Trust, have been terminated.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of November, 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


LAWRENCE H. COHN                       LAWRENCE T. PERERA
------------------------------         ------------------------------
Lawrence H. Cohn                       Lawrence T. Perera
45 Singletree Road                     18 Marlborough Street
Chestnut Hill MA  02467                Boston MA  02116


DAVID H. GUNNING                       WILLIAM J. POORVU
------------------------------         ------------------------------
David H. Gunning                       William J. Poorvu
2571 N. Park Blvd.                     975 Memorial Drive  Apt. 710
Cleveland Heights OH  44106            Cambridge MA  02138


WILLIAM R. GUTOW                       ROBERT C. POZEN
------------------------------         ------------------------------
William R. Gutow                       Robert C. Pozen
3 Rue Dulac                            9 Arlington Street
Dallas TX  75230                       Boston MA  02116


J. ATWOOD IVES                         J. DALE SHERRATT
------------------------------         ------------------------------
J. Atwood Ives                         J. Dale Sherratt
17 West Cedar Street                   86 Farm Road
Boston MA  02108                       Sherborn MA  01770


AMY B. LANE                            ELAINE R. SMITH
------------------------------         ------------------------------
Amy B. Lane                            Elaine R. Smith
9716 S.E. Sandpine Lane                75 Scotch Pine Road
Hobe Sound FL  33455                   Weston MA  02493


ROBERT J. MANNING
------------------------------
Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907